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                                                                    EXHIBIT 23.8



                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
BTG, Inc.:

We consent to the use of our report dated May 24, 1999, with respect to the consolidated statements of operations, shareholders' equity, cash flows, and comprehensive income of BTG, Inc. and subsidiaries for the year ended March 31, 1999, and the related schedule, incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG LLP

/s/ KPMG LLP


McLean, Virginia
August 5, 2002